Exhibit 4.8(b)

Registration Rights Agreement dated as of November 21, 2001 (this "Agreement") of Telex Communications, Inc., a Delaware corporation (the "Company"), for the benefit of the holders of the Series B Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), of the Company.

                                   Witnesseth:
                                   ----------

Whereas, the Series B Preferred Stock has been issued by the Company pursuant to the "Exchange Offer" described in the Amended and Supplemented Consent Solicitation and Exchange Offering Memorandum dated October 24, 2001 (the "Consent Solicitation and Exchange Offering Memorandum"); and

Whereas, pursuant to the Consent Solicitation and Exchange Offering Memorandum, the Company has committed to take actions with respect to effecting a shelf-registration with respect to the Registrable Equity Securities.

Now, therefore, the Company hereby agrees as follows for the benefit of the holders of Series B Preferred Stock:

1.   Definitions.

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Act": The Securities Act of 1933, as amended.

     "Business Day": Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

     "Commission": The United States Securities and Exchange Commission.

     "Exchange Act": The Securities Exchange Act of 1934, as amended.

     "Holders": As defined in Section 2 hereof.

     "Indemnified Holder": As defined in Section 8(a) hereof.

     "NASD": National Association of Securities Dealers, Inc.

     "Permitted Holders": As such term is used and defined in Waiver, Amendment No. 5, Agreement, and Consent dated as of the date hereof with respect to the Credit Agreement dated as of May 6, 1997, as amended and in effect as of the date hereof, among the Company, JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Administrative Agent, and the "Lenders" and "Documentation Agent" described therein.

     "Person": An individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus": The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     "Registrable Equity Securities": The Series B Preferred Stock and any shares of Common Stock, par value $0.01 per share, of the Company issuable upon any conversion of the Series B Preferred Stock.

     "Registration Statement": Any registration statement of the Company relating to the registration for resale of Transfer Restricted Registrable Equity Securities pursuant to the Shelf Registration Statement (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     "Senior Subordinated Notes": The 13% Senior Subordinated Discount Notes due 2006 of the Company.

     "Shelf Registration Statement": As defined in Section 4 hereof.

     "TIA": The Trust Indenture Act of 1939 as in effect on the date of the Indenture.

     "Transfer Restricted Registrable Equity Securities": Each share of Registrable Equity Securities, until the earliest to occur of (a) the date on which such share of Registrable Equity Securities has been disposed of in accordance with a Shelf Registration Statement, or (b) the date on which such share of Registrable Equity Securities is distributed to the public pursuant to Rule 144 under the Act.

     "Underwritten Registration" or "Underwritten Offering": A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

     "Warrants": Warrants issued by the Company as of the date hereof entitling the holders thereof to purchase shares of the Common Stock, par value $0.01 per share, of the Company.

2.   Holders.

     A Person is deemed to be a holder of Transfer Restricted Registrable Equity Securities (each, a "Holder") whenever such Person owns Transfer Restricted Registrable Equity Securities.

3.   [omitted]

4.   Shelf Registration.

     (a) Shelf Registration Generally. The Company shall (x) cause to be filed on or prior to 160 days after the date hereof a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement")) relating to all Transfer Restricted Registrable Equity Securities the Holders of which shall have provided the information required pursuant to Section 4 hereof, and (y) use its best efforts to cause such Shelf Registration Statement to become effective no later than 180 days after the date hereof (which 180-day period shall be extended for a number of days equal to the number of business days, if any, that the Commission is officially closed during such period). The Company shall use its best efforts to keep any Shelf Registration Statement pursuant to this Section 4 continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Registrable Equity Securities by the Holders thereof entitled to the benefit of this
         Section 4, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act (except as otherwise provided in Section 4(b) hereof) or such shorter period that will terminate when all Transfer Restricted Registrable Equity Securities covered by the Shelf Registration Statement have been sold pursuant thereto. Any Shelf Registration Statement pursuant to this Section 4 may be combined with any "Exchange Offer Registration Statement" or "Shelf Registration Statement" under the Exchange and Registration Rights Agreements dated as of the date hereof executed by the Company for the benefit of the holders of the Senior Subordinated Notes and Registration Rights Agreements dated as of the date hereof executed by the Company for the benefit of the holders of the Warrants. The obligation of the Company to file any post-effective amendment to a previously filed Shelf Registration Statement shall be suspended if the Company shall have reasonably determined that the filing thereof would require the disclosure by the Company of a pending transaction which is material to the Company, but the Company shall file such post-effective amendment to a previously filed Shelf Registration Statement promptly following either the termination or abandonment by the Company of the transaction or following the public announcement of the transaction.

     (b) In addition to the provisions of Section 4(a) hereof, and solely with respect to Permitted Holders, the Company shall make inquiry of Permitted Holders at least 30 days, but not more than 45 days, prior to each fiscal quarter commencing after the effectiveness of the Exchange Registration Statement or any previously filed Shelf Registration Statement as to whether Permitted Holders intend to effect sales of Transfer Restricted Registrable Equity Securities during such fiscal quarter. If any Permitted Holder advises the Company prior to such fiscal quarter that the Permitted Holder intends to effect sales of Transfer Restricted Registrable Equity Securities during such fiscal quarter, and if the Company determines that the Permitted Holder is an "affiliate" (as defined under the rules and regulations of the Commission) of the Company or if the Permitted Holder determines, after consultation with counsel and with the Company, that it is an affiliate of the Company (any such Permitted Holder being herein referred to as an "Affiliate Holder"), and it is determined also that such Affiliate Holder may not effect sales of Transfer Restricted Registrable Equity Securities except pursuant to an effective registration statement under the Act, then the Company shall (i) promptly file a shelf registration statement pursuant to Rule 415 under the Act (which shall be deemed a "Shelf Registration Statement" for purposes of this Agreement), unless a previously filed Shelf Registration Statement or Exchange Offer Registration Statement is effective and available for use by the Affiliate Holder to effect sales relating to the Transfer Restricted Registrable Equity Securities of such Affiliate Holder, and (ii) use its best efforts to cause such Shelf Registration Statement, or a post-effective amendment to a previously filed Shelf Registration Statement or Exchange Offer Registration Statement, to become effective at the earliest practicable time to permit the Affiliate Holder to effect sales of the Transfer Restricted Registrable Equity Securities. However, the obligation of the Company to file any such Shelf Registration Statement or post-effective amendment to a previously filed Shelf Registration Statement shall be suspended if the Company shall have reasonably determined that the filing thereof would require the disclosure by the Company of a pending transaction which is material to the Company, but the Company shall file such Shelf Registration Statement or post-effective amendment to a previously filed Shelf Registration Statement promptly following either the termination or abandonment by the Company of the transaction or following the public announcement of the transaction.

     (c) Provision  by Holders of Certain  Information  in  Connection  with the
         Shelf Registration Statement. No Holder of Transfer Restricted Registrable Equity Securities may include any of its Transfer Restricted Registrable Equity Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information specified in Item 507 of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

5.   [omitted]

6.   Registration Procedures.

     (a) [omitted]

     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement the Company shall comply with all the provisions of Section 6(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Registrable Equity Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4 hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Registrable Equity Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Registrable Equity Securities, the Company shall:

         (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or Section 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the
               Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Registrable Equity Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause
               (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter. Notwithstanding the foregoing, if (A) the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company or its subsidiaries and (B) the Company notifies the Holders within two Business Days after the Board of Directors makes such determination, the Company may allow the Shelf Registration Statement to fail to be effective and usable as a result of such nondisclosure for up to 60 days during the two-year period of effectiveness required by Section 4 hereof, but in no event for any period in excess of 30 consecutive days; provided, however, that the two-year period referred to in Section 4 hereof during which the Shelf Registration Statement is required to be effective and usable shall be extended by the number of days during which such registration statement was not effective or usable pursuant to the foregoing provisions;

         (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or Section 4 hereof, or such shorter period as will terminate when all Transfer
               Restricted Registrable Equity Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424 and 430A, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

         (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Registrable Equity Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the
               Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Registrable Equity Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (iv) use its best efforts to furnish to the Holder, each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), prior to filing and reasonably respond to comments received from such persons, and make the Company's representatives available for discussion of such documents and other customary due diligence matters;

         (v)   [omitted]

         (vi) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Registrable Equity Securities, information with respect to the amount of Transfer Restricted Registrable Equity Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Registrable Equity Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after he Company is notified of the matters reasonably requested to be included in such Prospectus supplement or post-effective amendment;

         (vii) furnish to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

         (viii)deliver to each selling Holder of Transfer Restricted Registrable Equity Securities and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Registrable Equity Securities covered by the Prospectus or any amendment or supplement thereto;

         (ix) enter into such customary agreements and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Registrable Equity Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Registrable Equity Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

               (A) furnish (or in the case of  paragraphs  (2) and (3),  use its best efforts to furnish) to each selling Holder and each underwriter, if any, upon the effectiveness of the Shelf Registration Statement:

                   (1)  [omitted];

                   (2) an opinion, dated the date of the date of effectiveness of the Shelf Registration Statement of counsel for the Company, covering matters customarily covered in opinions requested in Underwritten Offerings and dated the date of effectiveness of the Shelf Registration Statement; and

                   (3) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with Underwritten Offerings, without exception;

               (B) set  forth  in  full  or  incorporate  by  reference  in  the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

               (C) deliver  such  other  documents  and  certificates  as may be reasonably requested by the selling Holders or the underwriter(s), if any, to evidence compliance with clause
                   (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (ix).

                   The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

         (x) prior to any public offering of Transfer Restricted Registrable Equity Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the
               Transfer Restricted Registrable Equity Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted
               Registrable Equity Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

         (xi)  [omitted]

         (xii) in connection with any sale of Transfer Restricted Registrable Equity Securities that will result in such securities no longer being Transfer Restricted Registrable Equity Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Registrable Equity Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Registrable Equity Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Registrable Equity Securities;

         (xiii)use its best  efforts to cause the  disposition  of the  Transfer
               Restricted Registrable Equity Securities covered by the Registration Statement to be registered with or approved by such other United States governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Registrable Equity Securities, subject to the proviso contained in clause (x) above;

         (xiv) subject to Section 6(c)(i),  if any fact or event contemplated by
               Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the

               Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the holders of Transfer Restricted Registrable Equity Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (xv) provide a CUSIP number for all Transfer Restricted Registrable Equity Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Registrable Equity Securities and provide the Trustee under the Indenture with printed certificates for Transfer Restricted Registrable Equity Securities which are in a form eligible for deposit with the Depository Trust Company;

         (xvi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Registrable Equity Securities to consummate the disposition of such Transfer Restricted Registrable Equity Securities;

         (xvii)otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

         (xviii) cause the  Indenture  to be  qualified  under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Registrable Equity Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

         (xix) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
               Section 15(d) of the Exchange Act.

     (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Registrable Equity Securities that, upon receipt of the notice referred to in Section 6(c)(i) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Registrable Equity Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
         Section 6(c)(xiv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Registrable Equity

         Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or Section 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or
         Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by
         Section 6(c)(xiv) hereof or shall have received the Advice.

7.   Registration Expenses.

     (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD and counsel fees in connection therewith); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all fees and disbursements of counsel for the Company and, in accordance with
         Section 7(b) below, the Holders of Transfer Restricted Registrable Equity Securities; and (iv) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance). The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

     (b) The Company will reimburse the Holders of Transfer Restricted Registrable Equity Securities the distribution of which is being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority of the Transfer Restricted Registrable Equity Securities, which counsel shall be satisfactory to the Company in its sole discretion.

8.   Indemnification.

     (a) The Company  agrees to indemnify  and hold harmless (i) each Holder and
         (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified
         Holder"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments (i) are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein, (ii) with respect to the preliminary prospectus, result from the fact that the Holder sold Transfer Restricted Registrable Equity Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to the Holder in accordance with this Agreement and the prospectus, as amended or supplemented, would have corrected such untrue statement or omission or
         (iii) are a result of the use by the Indemnified Holder of any prospectus, when, upon receipt of a notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof contemplated by the last paragraph of Section 6 hereof, the Indemnified Holder was not permitted to do so.

         In case any action or proceeding shall be brought against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement). Such Indemnified Holder shall have the right to employ its own counsel in any such action but the fees and expenses of such counsel shall be at the expense of the Indemnified Holder or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or
         (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Holder or such controlling person and the Company and the Indemnified Holder or such controlling person shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Holder or such controlling person), it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders and be reasonably satisfactory to the Company. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's prior written consent, which consent shall not be withheld unreasonably, but if settled with the Company's written consent, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss or liability by reason of such settlement. The Company shall not, without the prior written consent of each Indemnified Holder effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Holder is or could have been a party and indemnity could have been sought hereunder by such Indemnified Holder, unless such settlement includes an unconditional release of such Indemnified Holder from all liability on claims that are the subject matter of such proceeding.

     (b) Each Holder of Transfer Restricted Registrable Equity Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors, officers, and any person controlling the Company (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Registrable Equity Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Transfer Restricted Registrable Equity Securities giving rise to such indemnification obligation.

     (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from their sale of Transfer Restricted Registrable Equity Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each Holder of Transfer Restricted Registrable Equity Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the dollar amount of proceeds received by such Holder upon the sale of Transfer Restricted Registrable Equity Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective amount of Registrable Equity Securities held by each of the Holders hereunder and not joint.

9.   Rule 144.

     The Company hereby agrees with each Holder, for so long as any Transfer Restricted Registrable Equity Securities remain outstanding and during any period in which the Company is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

10.  Underwritten Registrations

     No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Registrable Equity Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, lock-up letters and other documents required under the terms of such underwriting arrangements. The Company shall have no obligation to effect any Registration Statement as an Underwritten Registration.

11.  Selection of Underwriters.

     For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Company. Such investment bankers and managers are referred to herein as the "underwriters."

12.  Miscellaneous.

     (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person, other than those rights existing by virtue of the Exchange and Registration Rights Agreements dated as of the date hereof executed by the Company for the benefit of the holders of the Senior Subordinated Notes and Registration Rights Agreements dated as of the date hereof executed by the Company for the benefit of the holders of the Warrants. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) [omitted]

     (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of a majority of the outstanding Transfer Restricted Registrable Equity Securities.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          If to a Holder:
          --------------

          At the address set forth on the records of the Registrar for the Registrable Equity Securities, with a copy to such Registrar.

          If to the Company:                      With a copy to:
          -----------------                       --------------

          Telex Communications, Inc.              Dechert
          12000 Portland Avenue                   30 Rockefeller Plaza
          Burnsville, Minnesota 55337             New York, New York 10122-2200
          Facsimile: (952) 887-5588               Facsimile:    (212) 698-3598
          Attention:    Richard J. Pearson        Attention:    Ronald R. Jewell
                        Vice President and
                        Chief Financial Officer

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the initial Holders of Transfer Restricted Registrable Equity Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Registrable Equity Securities directly from such Holder at a time when such Holder could not transfer such Transfer Restricted Registrable Equity Securities pursuant to a Shelf Registration Statement.

     (g) Counterparts.This   Agreement   may  be   executed  in  any  number  of
         counterparts, each of which when so executed shall be deemed to be an original.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law rules thereof.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted
         Registrable Equity Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                      * * *

In witness whereof, the Company has executed this Agreement as of the date first written above.

                                Telex Communications, Inc.

                                By:   /s/ Richard J. Pearson
                                    --------------------------------------------
                                      Richard J. Pearson
                                      Vice President and Chief Financial Officer











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